NEWS RELEASE FOR FEBRUARY 12, 2004 AT 7:30 AM EST
Contact information:
THE KEITH COMPANIES, INC.                      FRB|WEBER SHANDWICK
19 Technology Drive                            Tricia Ross
Irvine, CA 92618                               Investor Relations
(949) 923-6001                                 (310) 407-6540
(949) 923-6026 Fax
WWW.KEITHCO.COM
---------------
Contact: Aram Keith,
Chairman of the Board & CEO


          THE KEITH COMPANIES REPORTS YEAR END RESULTS WITH YEAR OVER
                      YEAR INCREASES IN THE FOURTH QUARTER

IRVINE, CA (February 12, 2004)... The Keith Companies, Inc. (Nasdaq: TKCI), an engineering and consulting services firm, today announced financial results for the fourth quarter and year ended December 31, 2003.

     Net revenue for the three months ended December 31, 2003 increased 1.9% to $22.8 million, while income from continuing operations for the same period increased to $1.9 million and resulted in diluted earnings per share from continuing operations of $0.24. This compares to net revenue for the fourth quarter of 2002 of $22.3 million with income from continuing operations of $1.8 million and diluted earnings per share from continuing operations of $0.23.

     "We are very pleased with our year over year growth for the fourth quarter, which was driven by increasing demand for our residential real estate services in both Northern and Southern California," said Aram Keith, Chairman and CEO of The Keith Companies. "In the fourth quarter, our real estate services generated organic net revenue growth of approximately 10.6%. The net revenue growth in this area was offset by continued weakness in the energy/industrial segment, although we continue to be encouraged by the increased level of interest for significant projects in this area in the future."

     Net revenue for the twelve months ended December 31, 2003 decreased 0.9% to $90.7 million, from $91.6 million for the twelve months ended December 31, 2002. Income from continuing operations for the twelve months ended December 31, 2003 decreased to $7.2 million, and resulted in diluted earnings per share from continuing operations of $0.91 compared to $8.4 million or diluted earnings per share from continuing operations of $1.07 for the twelve months ended December 31, 2002. Two notable items impacted the previous year's results. Interest expense and other income during 2002 was positively impacted by $498,000 (net of income taxes) of purchase price adjustments associated with the Company's acquisitions of Crosby, Mead, Benton & Associates and Hook & Associates Engineering, Inc. Other income in the fourth quarter of 2003 was positively impacted by a $45,000 (net of income taxes) purchase price adjustment associated with the Company's acquisition of ALNM Group, Inc.

FINANCIAL POSITION
     The Company's December 31, 2003 balance sheet remains strong with cash and securities of $28.9 million, a current ratio of 4.7:1, a debt to equity ratio of 0.00:1 (excluding

THE KEITH COMPANIES REPORTS YEAR END RESULTS
Page 2 of 6


issuable common stock) and shareholders' equity of $72.0 million or $9.40 per common share outstanding at December 31, 2003.

FINANCIAL GUIDANCE
     In adherence with the U.S. Securities and Exchange Commission's (SEC) Regulation Fair Disclosure, The Keith Companies provides the following guidance for all investors and encourages all current and potential investors to review the disclosure regarding forward-looking statements in this press release as well as all financial documents filed with the SEC. All guidance amounts are before special items, if any, and exclude the impact of any potential future acquisitions.

     The Company's financial guidance for 2004 remains unchanged from the guidance previously provided. The Company estimates its full year 2004 net revenue may range from $90.0 million to $100.0 million with estimated diluted earnings per share ranging from $0.88 to $1.04 ($0.19 to $0.22 for the first quarter; $0.22 to $0.26 for the second quarter; $0.26 to $0.31 for the third quarter; and $0.21 to $0.25 for the fourth quarter) based upon an estimated 8.1 million weighted average number of diluted shares outstanding for the year. The higher range of the guidance is primarily based upon significant improvements in the demand for services in the Company's energy/industrial segment.

     "Our position as one of the leading residential real estate engineering firms in California provides excellent opportunities in a rapidly growing market," said Keith. "Overall, the beginning of an economic recovery, infrastructure deficiencies, overdue capital spending and legislative enticements, lead us to believe that the energy and industrial markets will begin to experience growth in the not too distant future. In addition to our planned organic growth, we are encouraged by the prospects for generating incremental growth through the acquisition of complementary firms that can expand our service offerings or enable us to achieve better penetration in attractive markets. We are in various stages of performing due diligence on a number of acquisition candidates. Following our due diligence review, if we believe that the acquisition of any of these candidates would enhance shareholder value, we intend to negotiate definitive purchase agreements to acquire those candidates to drive additional growth in future years."


CONFERENCE CALL TO BE BROADCAST LIVE OVER THE INTERNET
     The Company will be hosting an earnings conference call, which will be broadcast live over the Internet at 8:30 a.m. Pacific Time on February 12, 2004 and can be accessed by all interested parties at HTTP://WWW.VIAVID.NET. To listen to the live call, please go to the Web site at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call. A copy of this press release and a link to the Company's quarterly conference call will be available at the Company's website under the headings "TKC News" and "Investor Relations," respectively, at WWW.KEITHCO.COM.

THE KEITH COMPANIES REPORTS YEAR END RESULTS
Page 3 of 6


ABOUT THE KEITH COMPANIES

     The Keith Companies, Inc. is a fully integrated, multi-disciplined engineering and consulting services company, with offices located throughout the Western and Midwestern United States. The Keith Companies' professionals provide a wide spectrum of skilled resources including land planning, engineering, surveying, mapping, environmental studies, and water and cultural resources that are needed to effectively plan, engineer, and design state-of-the-art private and public facilities. Additionally, the Company provides mechanical, electrical, chemical, power/energy engineering, and other industrial engineering services to design and improve the efficiency and reliability of automated and manufacturing processes, production lines, and fire protection systems. The Keith Companies benefits from a diverse public and private client base varying from residential and commercial real estate projects to institutional, manufacturing, and processing facilities. For more information visit the Company's website at WWW.KEITHCO.COM.

     Certain statements in this news release may include forward-looking statements that express our expectation, prediction, belief, or projection. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, and achievement of The Keith Companies to be materially and adversely different from any future results, performance, or achievement expressed or implied by these forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the Company's prospects in general include, but are not limited to: changes in the economic growth in the United States (especially in California) and other major international economies (especially Brazil), our ability to sustain our growth and profitability, our ability to implement our acquisition strategy and to successfully close and integrate acquired companies on a timely and cost-effective basis, changes in the carrying value of our goodwill and other long-term assets, our failure to accurately estimate costs on fixed-price contracts or contracts with not-to-exceed provisions, the uncertain timing of awards and contracts, the ability to maintain acquired companies' profit margins and/or client base, outcomes of pending and future litigation, the ongoing financing of public works and infrastructure enhancements and refurbishment, our ability to attract and retain employees, the demand for electricity and the impact on power providers' plans for expanding generation facilities, increasing competition by foreign and domestic companies, a downturn in the real estate market, risks inherent in doing business outside the United States, including the difficulty of enforcing contracts, political instability and foreign currency fluctuations and potential exchange restrictions, the short- and long-term impact of terrorist activities and resulting political and military policies, and other factors as are described in the Company's filings with the Securities and Exchange Commission. The forward-looking information set forth in this press release is as of the date indicated above and we undertake no duty to update this information.


                                  TABLES FOLLOW

THE KEITH COMPANIES REPORTS YEAR END RESULTS
Page 4 of 6




                   THE KEITH COMPANIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                                                 THREE MONTHS ENDED                YEARS ENDED
                                                    DECEMBER 31,                   DECEMBER 31,
                                                2003           2002            2003           2002
                                            --------------  -------------   -------------  -------------
                                                    (Unaudited)
Gross revenue                               $  25,031,000   $  24,657,000   $  99,950,000  $106,487,000
Subcontractor costs                             2,264,000       2,323,000       9,206,000    14,889,000
                                            --------------  -------------   -------------  -------------
   Net revenue                                 22,767,000      22,334,000      90,744,000    91,598,000
Costs of revenue                               14,537,000      14,597,000      58,837,000    59,716,000
                                            --------------  -------------   -------------  -------------
   Gross profit                                 8,230,000       7,737,000      31,907,000    31,882,000
Selling, general and administrative
expenses                                        5,271,000       4,859,000      20,592,000    19,105,000
                                            --------------  -------------   -------------  -------------
   Income from operations                       2,959,000       2,878,000      11,315,000    12,777,000
Interest income, net                               69,000          79,000         264,000       431,000
Other (income) expenses, net                      (71,000)         11,000        (259,000)     (625,000)
                                            --------------  -------------   -------------  -------------
   Income before provision for income
     taxes and discontinued operations          3,099,000       2,946,000      11,838,000    13,833,000
Provision for income taxes                      1,208,000       1,149,000       4,617,000     5,397,000
                                            --------------  -------------   -------------  -------------
   Income from continuing operations            1,891,000       1,797,000       7,221,000     8,436,000
Loss from discontinued operations, net
   of income taxes                                     --          97,000              --       628,000
                                            --------------  -------------   -------------  -------------
   Net income                               $   1,891,000   $   1,700,000   $   7,221,000   $ 7,808,000
                                            ==============  =============   =============  =============

Earnings per share from continuing operations:
   Basic                                    $        0.25   $        0.24   $        0.95   $      1.15
                                            ==============  =============   =============  =============
   Diluted                                  $        0.24   $        0.23   $        0.91   $      1.07
                                            ==============  =============   =============  =============
Loss per share from discontinued operations,
   net of income taxes:
   Basic                                    $         ---   $       (0.01)  $         ---   $     (0.09)
                                            ==============  =============   =============  =============
   Diluted                                  $         ---   $       (0.01)  $         ---   $     (0.08)
                                            ==============  =============   =============  =============
Earnings per share:
   Basic                                    $        0.25   $        0.23   $        0.95   $      1.06
                                            ==============  =============   =============  =============
   Diluted                                  $        0.24   $        0.22   $        0.91   $      0.99
                                            ==============  =============   =============  =============
Weighted average number of shares outstanding:
   Basic                                        7,637,880       7,470,448       7,615,264     7,363,073
                                            ==============  =============   =============  =============
   Diluted                                      7,963,622       7,858,738       7,957,344     7,868,877
                                            ==============  =============   =============  =============



                                     -MORE-

THE KEITH COMPANIES REPORTS YEAR END RESULTS
Page 5 of 6



                   THE KEITH COMPANIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                     DECEMBER 31,        DECEMBER 31,
                                                                         2003                2002
                                                                   -----------------   -----------------
                             ASSETS
Current assets:
  Cash and cash equivalents                                        $    24,277,000     $    20,333,000
  Securities held-to-maturity                                            4,600,000           3,164,000
  Contracts and trade receivables, net                                  19,844,000          18,771,000
  Costs and estimated earnings in excess of billings                     9,997,000          10,392,000
  Prepaid expenses and other current assets                              1,468,000           1,367,000
                                                                   -----------------   -----------------
      Total current assets                                              60,186,000          54,027,000
Equipment and leasehold improvements, net                                4,067,000           4,831,000
Goodwill, net                                                           23,059,000          23,056,000
Other assets                                                               224,000             312,000
                                                                   -----------------   -----------------
      Total assets                                                 $    87,536,000     $    82,226,000
                                                                   =================   =================

              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of capital lease obligations                     $           --      $        52,000
  Trade accounts payable                                                 1,640,000           1,818,000
  Accrued employee compensation                                          4,037,000           3,722,000
  Current portion of deferred tax liabilities                            2,444,000           3,065,000
  Other accrued liabilities                                              3,078,000           4,484,000
  Billings in excess of costs and estimated earnings                     1,571,000           1,273,000
                                                                   -----------------   -----------------
      Total current liabilities                                         12,770,000          14,414,000
Capital lease obligations, less current portion                                 --              18,000
Issuable common stock                                                      792,000           2,215,000
Deferred tax liabilities                                                 1,560,000           1,675,000
Accrued rent                                                               452,000             292,000
                                                                   -----------------   -----------------
      Total liabilities                                                 15,574,000          18,614,000
                                                                   -----------------   -----------------
Shareholders' equity:
  Preferred stock                                                               --                  --
  Common stock                                                               8,000               8,000
  Additional paid-in-capital                                            45,295,000          44,166,000
  Retained earnings                                                     26,659,000          19,438,000
                                                                   -----------------   -----------------
   Total shareholders' equity                                           71,962,000          63,612,000
                                                                   -----------------   -----------------
   Total liabilities and shareholders' equity                      $    87,536,000     $    82,226,000
                                                                   =================   =================


                                     -MORE-

THE KEITH COMPANIES REPORTS YEAR END RESULTS
Page 6 of 6


                    THE KEITH COMPANIES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            FOR THE YEAR ENDED
                                                                               DECEMBER 31,
                                                                   -------------------------------------
                                                                         2003                2002
                                                                   -----------------   -----------------
Cash flows from operating activities:
   Net income                                                       $    7,221,000       $   7,808,000
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                      2,231,000           2,283,000
      Loss on sale/impairment of equipment                                  29,000              93,000
      Reduction in purchase price of acquired companies                   (137,000)           (769,000)
      Tax benefit from exercise of stock options                            69,000              89,000
      Stock compensation expense                                            37,000                  --
      Changes in operating assets and liabilities, net of
        effects from acquisition in 2002:
         Contracts and trade receivables, net                           (1,269,000)          3,369,000
         Costs and estimated earnings in excess of billings                304,000          (1,545,000)
         Prepaid expenses and other assets                                 (53,000)            108,000
         Trade accounts payable and accrued liabilities                   (652,000)           (270,000)
         Billings in excess of costs and estimated earnings                298,000          (1,042,000)
         Deferred tax liabilities                                         (728,000)            (28,000)
                                                                   -----------------   -----------------
            Net cash provided by operating activities               $    7,350,000      $   10,096,000
                                                                   -----------------   -----------------

Cash flows from investing activities:
      Net cash expended related to or for acquisitions                    (722,000)         (8,048,000)
      Additions to equipment and leasehold improvements                 (1,548,000)         (1,872,000)
      Proceeds from (purchases of) securities held-to-maturity          (1,436,000)          8,357,000
      Proceeds from sales of equipment                                      57,000             134,000
                                                                   -----------------   -----------------
            Net cash used in investing activities                   $   (3,649,000)     $   (1,429,000)
                                                                   -----------------   -----------------

Cash flow from financing activities:
      Principal payments on long-term debt and capital lease
        obligations, including current portion                             (52,000)           (705,000)
      Proceeds from exercise of stock options                              295,000             159,000
                                                                   -----------------   -----------------
            Net cash provided by (used in) financing activities     $      243,000      $     (546,000)
                                                                   -----------------   -----------------
            Net increase in cash and cash equivalents                    3,944,000           8,121,000

Cash and cash equivalents, beginning of period                      $   20,333,000      $   12,212,000
                                                                   -----------------   -----------------
Cash and cash equivalents, end of period                            $   24,277,000      $   20,333,000
                                                                   =================   =================

                                             ####